                                                                     EXHIBIT 5.1

                                   LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

   Neil E. Grayson        999 PEACHTREE STREET, N.E.             OTHER OFFICES:
   (404) 817-6218             FIRST UNION PLAZA           Charleston, South Carolina
Internet Address:                 SUITE 1400               Charlotte, North Carolina
negJBR@nmrs.com             Atlanta, Georgia 30309          Columbia, South Carolina
                           TELEPHONE (404) 817-6000        Greenville, South Carolina
                           FACSIMILE (404) 817-6050       Myrtle Beach, South Carolina
                                 www.nmrs.com                   Munich, Germany
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                                January 10, 2001


Sweetwater Financial Group, Inc.
4485 N. Town Square, Suite 102
Powder Springs, Georgia 30127

                  Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Sweetwater Financial Group, Inc. (the
"Company") in connection with the filing of a Registration Statement on Form S-1
(the "Registration Statement"), under the Securities Act of 1933, covering the offering of up to 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as subscribed in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal
Matters" in the Prospectus contained in the Registration Statement.

                                            NELSON MULLINS RILEY & SCARBOROUGH



                                            By: /s/ Neil E. Grayson
                                               ---------------------------------
                                                       Neil E. Grayson